                                                                    EXHIBIT 99.1

                                             [METAL MANAGEMENT, INC. LOGO]
                                              METAL MANAGEMENT, INC.
                                              500 N. DEARBORN STREET - SUITE 405
                                              CHICAGO, ILLINOIS 60610
                                              www.mtlm.com
                                              NASDAQ:  MTLM


AT METAL MANAGEMENT:
Robert C. Larry
Chief Financial Officer
(312) 645-0700
rlarry@mtlm.com


FOR IMMEDIATE RELEASE
JULY 29, 2004


         METAL MANAGEMENT, INC. ANNOUNCES FIRST QUARTER RESULTS; EPS OF
       $0.52 PER SHARE ON SALES OF $367.2 MILLION; FERROUS YARD SHIPMENTS
              INCREASE 10%; NON-FERROUS YARD SHIPMENTS INCREASE 23%

CHICAGO, IL -- JULY 29, 2004 -- METAL MANAGEMENT, INC. (Nasdaq: MTLM), one of the nation's largest full service scrap metal recyclers, today announced results for its first fiscal quarter ended June 30, 2004.

For the first fiscal quarter ended June 30, 2004, consolidated net sales totaled $367.2 million with net income of $12.5 million, or $0.52 per common diluted share. EBITDA(1) (as defined) was $25.9 million in the first fiscal quarter ended June 30, 2004.


FIRST QUARTER HIGHLIGHTS

- Consolidated net sales of $367.2 million represent an increase of over 61% from net sales of $227.0 million for the first quarter ended June 30, 2003.
- EBITDA (as defined) of $25.9 million in the quarter ended June 30, 2004, increased by more than 48% when compared to the EBITDA (as defined) of $17.5 million in the quarter ended June 30, 2003.
- Net income of $12.5 million for the quarter ended June 30, 2004, or $0.52 per common diluted share compared to net income of $7.0 million, or $0.33 per common diluted share for the quarter ended June 30, 2003.
- A refinancing was accomplished in which term loans were repaid and a new credit agreement entered into that provides access of up to $200 million of credit capacity subject to its terms and conditions.
- A two-for-one stock split was effected in the form of a stock dividend during the first fiscal quarter.

-----------------
(1) EBITDA is defined by the company to be earnings before interest, taxes, depreciation, amortization, non-cash and non-recurring expense (income), income from joint ventures, other income (expense), stock-based compensation expense, and gain (loss) on debt extinguishment. EBITDA is presented because management believes it provides additional information with respect to the performance of its fundamental business activities. Management also believes that debt holders and investors commonly use EBITDA to analyze company performance and to compare that performance to the performance of other companies that may have different capital structures. A reconciliation of EBITDA to GAAP net income is included in the table attached to this release. EBITDA is a measure of cash flow typically used by many investors, but is not a measure of earnings as defined under Generally Accepted Accounting Principles, and may be defined differently by others.

METAL MANAGEMENT'S COMMENTS

Daniel W. Dienst, Chairman and Chief Executive Officer said, "In the first quarter of Fiscal 2005, Metal Management experienced improved flows of scrap metals into our yards and strong demand from our consumers. Our ferrous and non-ferrous yard volumes increased by approximately 10% and 23%, respectively, compared to the three months ended June 30, 2003. Perhaps most importantly in the first quarter, we demonstrated that even during periods of rapidly falling scrap metal prices as was the case for most of the first quarter, we generated significant earnings for our stockholders. The $12.5 million of net income generated in the first quarter represents an annualized return of approximately 25% on average invested capital. This was accomplished through the hard work of our 1,500 employees across the country evidenced by their commitment to turning inventories, discipline in establishing lower buying prices, and benefits realized from our strong relationships with our U.S. based steel mill partners."

Dienst added, "During the quarter we entered into a new credit agreement which resulted in the repayment of approximately $18 million of our previously outstanding 8.5% term loans. Under the new credit agreement we also reduced our borrowing rate by 100 basis points as of June 30, 2004. Our borrowing costs currently are approximately 2.8% under the new credit agreement. Interest savings under our new credit agreement will also be significant. The new $200 million credit facility provides Metal Management with significant flexibility and can be utilized subject to its terms and conditions for general corporate purposes. Our balance sheet is among the strongest in the industry with funded debt representing only approximately 18% of total capital as of June 30, 2004. In connection with the refinancing we recorded a write-off of unamortized financing costs representing a one-time charge of approximately $.04 per diluted share."

Dienst concluded, "As we have started our second fiscal quarter, pricing for scrap metals has firmed again and we are experiencing strong prices for many grades of ferrous and non-ferrous scrap in many of our markets. We look forward with optimism toward the prospects for growth and profitability in our business as we enter the second fiscal quarter of Fiscal 2005."


INVESTOR CONFERENCE CALL

Metal Management will host its First Quarter Results Conference Call and Webcast at 9:00 am ET (8:00 am CT) on July 29, 2004. The conference call can be accessed by dialing 866-761-0749 passcode 24089948. International callers can dial 617-614-2707 passcode 24089948. The conference will also be accessible via the web at www.mtlm.com by following the link on the investor section. A replay of the call will be available by dialing 888-286-8010 passcode 61378453 through August 5, 2004. International callers can dial 617-801-6888 passcode 61378453 for the replay.


ABOUT METAL MANAGEMENT, INC.

Metal Management is one of the largest full service metals recyclers in the United States, with approximately 40 recycling facilities in 13 states.

For more information about Metal Management, Inc., visit the Company's website at www.mtlm.com.


                                  * * * * * * *

All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. As such, they involve risks and uncertainties and are subject to change at any time. These statements reflect our current expectations regarding the future profitability of the Company and its subsidiaries. As discussed in our annual report on Form 10-K for the fiscal year ended March 31, 2004, and in other periodic filings filed by the Company with the U.S. Securities and Exchange Commission, some of the factors that could affect our performance include, among other things: debt covenants that restrict our ability to engage in certain transactions, cyclicality of the metals recycling industry, commodity price fluctuations, compliance with environmental, health, safety and other regulatory requirements applicable to the Company, potential environmental liability, risk of deterioration of relations with labor unions, dependence on key management, dependence on suppliers of scrap metal, concentration of customer risk, impact of export and other market conditions on the business, availability of scrap alternatives, and underfunded defined benefit pension plans.

                             METAL MANAGEMENT, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               (unaudited, in thousands, except per share amounts)


                                                           THREE MONTHS ENDED
                                                       ------------------------
                                                         JUNE 30,      JUNE 30,
                                                          2004          2003
                                                          ----          ----
NET SALES                                              $ 367,176      $ 226,982
Cost of sales                                            323,779        196,958
                                                       ---------      ---------
Gross profit                                              43,397         30,024

Operating expenses:
   General and administrative                             17,470         12,564
   Depreciation and amortization                           4,529          4,617
   Stock-based compensation expense                        1,067             32
                                                       ---------      ---------
Total operating expenses                                  23,066         17,213
                                                       ---------      ---------
OPERATING INCOME                                          20,331         12,811

Income from joint ventures                                 3,230            885
Interest expense                                          (1,313)        (2,262)
Loss on debt extinguishment                               (1,653)             0
Interest and other income (expense), net                    (106)             9
                                                       ---------      ---------

Income before income taxes                                20,489         11,443
Provision for income taxes                                 7,964          4,424
                                                       ---------      ---------
NET INCOME                                             $  12,525      $   7,019
                                                       =========      =========

EARNINGS PER SHARE:
   Basic                                               $    0.55      $    0.34
                                                       =========      =========
   Diluted                                             $    0.52      $    0.33
                                                       =========      =========

SHARES USED IN COMPUTATION OF EARNINGS PER SHARE:
   Basic                                                  22,947         20,457
                                                       =========      =========
   Diluted                                                24,161         21,200
                                                       =========      =========

Note: Per share amounts and shares outstanding in the above table reflect the two for one stock split which was paid in the form of a stock dividend on April 20, 2004 to stockholders of record on April 5, 2004.

                             METAL MANAGEMENT, INC.
                               EBITDA (AS DEFINED)
                    RECONCILIATION TO GAAP FINANCIAL MEASURES
                            (unaudited, in thousands)

                                                            THREE MONTHS ENDED
                                                        -----------------------
                                                         JUNE 30,       JUNE 30
                                                           2004          2003
                                                           ----          ----
Net income                                              $ 12,525       $  7,019

Add Back:
    Depreciation and amortization                          4,529          4,617
    Provision for income taxes                             7,964          4,424
    Stock-based compensation expense                       1,067             32
    Income from joint ventures                            (3,230)          (885)
    Interest expense                                       1,313          2,262
    Interest and other (income) expense, net                 106             (9)
    Loss on debt extinguishment                            1,653              0
                                                        --------       --------

EBITDA (AS DEFINED)                                     $ 25,927       $ 17,460
                                                        ========       ========
